UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2013

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 E. Franklin Street Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 887-5000 (Registrant’s telephone number, including area code) None (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is one of two being filed in connection with the consummation on November 12, 2013 (the “Closing Date”) of the transactions contemplated by the Agreement and Plan of Merger, dated as of June 5, 2013 (the “Merger Agreement”), by and among Media General, Inc. (“Media General”), New Young Broadcasting Holding Co., Inc. (“Young”), General Merger Sub 1, Inc., General Merger Sub 2, Inc. and General Merger Sub 3, LLC. Pursuant to the Merger Agreement, on the Closing Date Media General and Young consummated an all-stock business combination transaction. The transaction will be accounted for as a reverse merger using the acquisition method of accounting. As such, Young is the acquirer solely for accounting purposes.

Item 1.02. Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), the Company repaid in full all outstanding loans, under the Credit Agreement, dated as of May 17, 2012, by and among BH Finance LLC, an affiliate of Berkshire Hathaway, Inc. (“Berkshire”), as administrative agent, and the other lenders party thereto (the “Berkshire Credit Agreement”), and terminated all commitments under the Berkshire Credit Agreement. The outstanding loans consisted of $301.5 million in term loans and $30 million in revolving loans. The repayments also included accrued interest and all other amounts due in connection therewith, including approximately $43.7 million in prepayment premiums. Prior to the Closing Date, Berkshire owned approximately 17% of the outstanding Class A Common Stock, par value $5.00 per share, of Media General (the “Class A Common Stock”) and had the right to recommend an individual to serve as a director on Media General’s Board of Directors.

Also on the Closing Date, in connection with the Closing, a notice of redemption was issued to holders of Media General’s $299,800,000 aggregate principal amount of its 11.75% senior secured notes due 2017 that were issued pursuant to the Indenture, dated as of February 12, 2010, by and among Media General, the guarantors named therein, and The Bank of New York Mellon, as trustee (the “Indenture”). The notice of redemption provided for the redemption of all outstanding notes under the Indenture, with a redemption date of December 12, 2013. The redemption price for the notes will be approximately 105.875% of the outstanding principal amount of the notes, plus a “make-whole” of approximately $17.3 million which includes interest to February 15, 2014. On the Closing Date, Media General irrevocably deposited funds with The Bank of New York Mellon, as trustee under the Indenture, in an amount equal to the aggregate redemption price for the notes and the Indenture was satisfied and discharged effective on the Closing Date.

The repayments of the amounts due under the Berkshire Credit Facility, and the redemption of the outstanding notes under the Indenture, were financed with proceeds drawn on the Closing Date under Media General’s Credit Agreement, dated as of July 31, 2013, by and among Media General, as borrower, Royal Bank of Canada, as administrative agent and a lender and the other lenders party thereto (the “New Credit Facility”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Closing Date, Media General consummated the business combination transaction between Media General and Young contemplated by the Merger Agreement, which transaction was previously described in a Registration Statement on Form S-4, as amended (File No. 333-190051) filed by Media General (the “Registration Statement”).

Pursuant to the Merger Agreement, Media General reclassified all of its outstanding shares of Class A and Class B Common Stock, par value $5.00 per share (the “Class B Common Stock”), on a one-for-one basis into shares of a newly-created class of Voting Common Stock, no par value per share (the “Voting Common Stock”) (the “Reclassification”), except that the shares of Class A Common Stock held by Berkshire were reclassified, in part, into shares of a newly created class of Non-Voting Common Stock, no par value per share (the “Non-Voting Common Stock”).

The combination of Media General and Young was effected by means of a merger of a wholly owned subsidiary of Media General with and into Young (the “Combination Merger”). In connection with the Combination Merger, Media General issued to Young’s equityholders approximately 60.2 million shares of Voting Common Stock and Non-Voting Common Stock, and Young became a wholly owned subsidiary of Media General.

The foregoing description of the Merger Agreement and the business combination between Media General and Young is not complete and is qualified in its entirety by reference to (i) the press release announcing the Closing, which is incorporated by reference to Exhibit 99.2 to Media General's Current Report on Form 8-K filed on November 13, 2013, (ii) the full text of the Merger Agreement, which is incorporated by reference to Exhibit 2.1 to Media General’s Current Report on Form 8-K filed on June 10, 2013 and (iii) the “The Agreements—Description of the Merger Agreement” in the Registration Statement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in Media General’s Current Report on Form 8-K filed on August 5, 2013, Media General entered into the New Credit Facility, the availability of which was contingent upon certain conditions being met, including the successful completion of the Combination Merger. On the Closing Date, those conditions were satisfied, and Media General borrowed $885 million pursuant to the New Credit Facility. A $60 million revolving credit facility under the New Credit Facility remains undrawn. A portion of such borrowings was used to repay Media General’s debt obligations under the Berkshire Credit Agreement and to deposit with the trustee under the Indenture the aggregate redemption price for the notes thereunder in order satisfy and discharge the Indenture, and another portion of such borrowings was used to repay all indebtedness outstanding under and satisfy all other obligations of Young and its subsidiaries under Young’s existing credit facility. The term loan borrowings also funded fees and other expenses payable in connection with the Merger Agreement and the New Credit Facility. Further, $30 million of term loan borrowings under the New Credit Facility and other available cash will be used to fund a $50 million contribution to Media General’s qualified retirement plan. The New Credit Facility is guaranteed by the combined company and its subsidiaries and secured by liens on substantially all of the assets of the combined company.

As previously disclosed in Media General’s Current Report on Form 8-K filed on August 5, 2013, Shield Media LLC and Shield Media Lansing LLC (“Shield Media”) entered into a new credit agreement with Royal Bank of Canada, as Administrative Agent and other lenders party thereto dated as July 31, 2013 (the
“Shield Media Facility”), the availability of which was contingent upon certain conditions being met, including the successful completion of the Combination Merger. On November 12, 2013, in connection with the Combination Merger, those conditions were satisfied and $32 million was drawn under the Shield Media Facility and used to refinance the amounts outstanding under existing term loans of Shield Media. The Shield Media Facility is guaranteed on a secured basis by the combined company and its subsidiaries. These guarantees will be secured by liens on substantially all of the assets of the combined company on a pari passu basis with the New Credit Facility.

The foregoing descriptions of the New Credit Facility and the Shield Media Facility are qualified in their entirety by reference to the full text of the New Credit Facility and the Shield Media Facility that are Exhibits 10.1 and 10.2 respectively.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The consummation of the transactions contemplated by the Merger Agreement triggered Media General’s obligation to repay all amounts outstanding under the Berkshire Credit Agreement at the Closing. The information contained in Item 1.02 above is hereby incorporated by reference into this Item 2.04.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 2.01 above is hereby incorporated by reference into this Item 3.02.

The shares of Voting Common Stock and Non-Voting Common Stock that were issued to the equityholders of Young in connection with the transactions contemplated by the Merger Agreement were issued in reliance upon an exemption from registration under the federal securities laws provided by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder and exemptions from registration under applicable state securities laws.

Item 3.03. Material Modifications to Rights of Security Holders.

Amendment of the Articles of Incorporation

On the Closing Date, Media General's articles of incorporation (the “Articles of Incorporation”) were amended and restated pursuant to the Reclassification. The amendment and restatement provided for the reclassification of Media General’s Class A Common Stock and Class B Common Stock into shares of Voting Common Stock and Non-Voting Common Stock, as described in Item 2.01 above. Such description in Item 2.01 is hereby incorporated by reference into this Item 3.03. In addition, such amendment and restatement provided for the governance arrangements described below.

During the time period beginning on the Closing Date through the 2014 Annual Meeting of Stockholders of Media General, certain significant corporate actions will require the consent of at least 10 out of the 14 members of the Board of Directors of Media General (the “Board”), including (i) any change to the size of the Board (other than the reduction from 14 to 11 directors described below), (ii) any change to the composition, structure or authority of the Board’s committees, (iii) mergers, consolidations and similar transactions involving Media General, (iv) any amendments to Media General's Articles of Incorporation or Media General’s Bylaws and (v) the hiring or termination of executive officers of Media General.

At the 2014 annual meeting of stockholders of Media General, the size of the Board will be reduced to 11 members, and the Nominating & Governance Committee of the Board (the “Nominating Committee”) will nominate for election to the Board (i) five of the nine directors of Media General immediately prior to the transaction (the “Pre-Closing Media General Directors”) selected by the Nominating Committee (including the current Chairman, Vice Chairman and Chief Executive Officer of Media General), (ii) five former directors of Young (or any replacements designated by the former directors of Young) (the “Young Designees”), and (iii) one additional nominee selected by the Nominating Committee.

During the period from the Closing Date through the 2017 Annual Meeting of Stockholders of Media General, the Nominating Committee by a majority vote of its members will have the exclusive right to nominate candidates on behalf of Media General for election to the Board and to appoint individuals to fill vacancies on the Board, subject to a right of a majority of the Board (including one affirmative vote of a Young Designee) to reject such nomination or appointment. During that period, the Nominating Committee will be comprised of five directors, including at least three Young Designees. During the period from the Closing Date through the 2014 annual meeting of stockholders of Media General, the Nominating Committee will include two Pre-Closing Media General Directors in addition to the three Young Designees.

In addition, Media General's amended and restated Articles of Incorporation authorize Media General to limit the ownership, conversion or transfer of Media General’s Voting Common Stock and Non-Voting Common Stock if such ownership, conversion or transfer (1) is inconsistent with, or in violation of, any provision of the U.S. federal communications laws, (2) materially limits or materially impairs any existing business activity of Media General or any of its subsidiaries under the U.S. federal communications laws, (3) materially limits or materially impairs under the U.S. federal communications laws the acquisition of an attributable interest in a full-power television station by Media General or any of its subsidiaries for which Media General or its subsidiary is considering entering into a definitive agreement with a third party, (4) subjects or could reasonably be expected to subject Media General or any of its subsidiaries to any rule, regulation, order or policy under the U.S. federal communications laws having or which could reasonably be expected to have a material effect on Media General or any subsidiary of Media General to which Media General or any subsidiary of Media General would not be subject but for such ownership, conversion or proposed ownership, or (5) requires the prior approval from the FCC for a change of control and such approval has not been obtained.

A copy of Media General’s Articles of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K. The foregoing description of the Media General’s Articles of Incorporation is qualified in its entirety by reference to the full text of the Media General’s Articles of Incorporation attached hereto.

Amendment and Restatement of Bylaws

On the Closing Date, in accordance with the terms of the Merger Agreement, Media General amended and restated its Bylaws (the “Bylaws”). In addition to certain minor technical and administrative edits, the Bylaws were amended as follows:

●	Article I, Section 3 was amended to clarify that only the matters set forth in a notice of a special meeting of the stockholders can be transacted at such meeting

●	Article I, Section 4 was amended to provide that notice of stockholder meetings may be given by a form of electronic transmission.

●	Article I, Sections 7, 8 and 9 were amended to clarify the ability of stockholders to vote by proxy, including the ability to authorize an attorney-in-fact by electronic transmission.

●

Article I, Sections 10 and 11 were amended to address the timeliness of notices delivered by a stockholder for the election of directors or the transaction of business at a meeting and to provide that such notice must include a statement as to whether any person will deliver a proxy statement or form of proxy to other stockholders with respect to such matters.

●	Article II, Section 2 was amended to be consistent with the provisions of the amended and restated Articles of Incorporation regarding the election and number of directors (described above).

●	Articles IV and V were amended to remove provisions related to the executive committee of the Board (at the Closing, the executive committee was disbanded).

A copy of Media General’s Bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K. The foregoing description of the Media General’s Bylaws is qualified in its entirety by reference to the full Media General Bylaws attached hereto.

Item 5.01. Change in Control of Registrant.

Pursuant to Media General's Articles of Incorporation as in effect immediately prior to the Closing, the holders of the Class A Common Stock voting separately and as a class elected 30% of the Company’s Board of Directors and the holders of the Class B Common Stock elected the balance. The holders of the Class B Common Stock also had the sole right to vote on all other matters submitted for a vote of stockholders, except as required by law and except with respect to limited matters specifically set forth in Media General's Articles of Incorporation as in effect immediately prior to the Closing. Immediately prior to the Closing, J. Stewart Bryan, III, Chairman of Media General's Board of Directors, controlled approximately 85% of the outstanding shares of Media General’s Class B Common Stock. Consequently, Mr. Bryan had the power to elect a majority of Media General’s Board of Directors and approve significant corporate transactions.

At the Closing, all outstanding shares of Class A and Class B Common Stock were reclassified as shares of Voting Common Stock or Non-Voting Common Stock as described above. After the Closing, the holders of Voting Common Stock have the power to elect the Board of Directors of Media General and to vote on all other matters submitted for a vote of stockholders, subject to limited exceptions, and Mr. Bryan no longer has the power to elect a majority of Media General’s Board of Directors, or to approve significant corporate transactions.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 3.03 above is hereby incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial statements of business acquired.

The financial statements required by Item 9.01(a) of Form 8-K were included as pages F-1 through F-52 of the Registration Statement, filed with the SEC on October 2, 2013, and are incorporated herein by reference.

(b)           Pro forma financial information

The unaudited pro forma condensed combined financial information was included as pages 124 through 128 of the Registration Statement, filed with the SEC on October 2, 2013 and is incorporated herein by reference.

(d)           Exhibits

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of June 5, 2013, by and among Media General, Inc., New Young Broadcasting Holding Co., Inc., General Merger Sub 1, Inc., General Merger Sub 2, Inc., and General Merger Sub 3, LLC (incorporated by reference to Exhibit 2.1 of Media General’s Current Report on Form 8-K filed on June 10, 2013).

3.1	Articles of Incorporation of Media General, Inc., amended and restated as of November 12, 2013.
3.2	Bylaws of Media General, Inc., amended and restated as of November 12, 2013.
10.1

Credit Agreement, dated as of July 31, 2013, by and among Media General, Inc., as Borrower, Royal Bank of Canada, as Administrative Agent and a Lender and the other lenders party thereto (incorporated by reference to Exhibit 10.1 of Media General, Inc.’s Current Report on Form 8-K filed August 5, 2013).

10.2

Credit Agreement, dated as of July 31, 2013, among Shield Media LLC and Shield Media Lansing LLC, as Holding Companies, WXXA-TV LLC, WLAJ-TV LLC, as the Borrowers, Royal Bank of Canada, as Administrative Agent and the other lenders party thereto (incorporated by reference to Exhibit 10.2 of Media General, Inc.’s Current Report on Form 8-K filed August 5, 2013).

10.3	Technical Amendment to Credit Agreement dated as of November 12, 2013, among Media General, Inc., as Borrower, and Royal Bank of Canada, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2013	MEDIA GENERAL, INC.

	By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of June 5, 2013, by and among Media General, Inc., New Young Broadcasting Holding Co., Inc., General Merger Sub 1, Inc., General Merger Sub 2, Inc., and General Merger Sub 3, LLC (incorporated by reference to Exhibit 2.1 of Media General’s Current Report on Form 8-K filed on June 10, 2013).

3.1	Articles of Incorporation of Media General, Inc., amended and restated as of November 12, 2013.
3.2	Bylaws of Media General, Inc., amended and restated as of November 12, 2013.
10.1

Credit Agreement, dated as of July 31, 2013, by and among Media General, Inc., as Borrower, Royal Bank of Canada, as Administrative Agent and a Lender and the other lenders party thereto (incorporated by reference to Exhibit 10.1 of Media General, Inc.’s Current Report on Form 8-K filed August 5, 2013).

10.2

Credit Agreement, dated as of July 31, 2013, among Shield Media LLC and Shield Media Lansing LLC, as Holding Companies, WXXA-TV LLC, WLAJ-TV LLC, as the Borrowers, Royal Bank of Canada, as Administrative Agent and the other lenders party thereto (incorporated by reference to Exhibit 10.2 of Media General, Inc.’s Current Report on Form 8-K filed August 5, 2013).

10.3	Technical Amendment to Credit Agreement dated as of November 12, 2013, among Media General, Inc., as Borrower, and Royal Bank of Canada, as Administrative Agent.